                                                                    EXHIBIT 4(v)

                              WELLS FARGO & COMPANY

                             ----------------------

                           CERTIFICATE OF DESIGNATIONS
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                             ----------------------

            [CUMULATIVE] [NONCUMULATIVE] [CONVERTIBLE] [EXCHANGEABLE]
                    [PREFERRED] [PREFERENCE] STOCK, SERIES _
                               (Without Par Value)

                             ----------------------


         WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board") and by the Securities Committee of the Board (the "Securities Committee"), pursuant to authority conferred upon the Board by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of up to [20,000,000 shares of preferred stock, without par value,] [4,000,000 shares of preference stock, without par value] (the "Preferred Stock") and pursuant to authority conferred upon the Securities Committee of the Board in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and by the resolutions of the Board set forth herein, at a meeting of the Board duly held on April 27, 1999, and at a meeting of the Securities Committee duly held on ______________, ____:

         1. The Board on April 27, 1999, adopted the following resolutions delegating certain powers to the Securities Committee and fixing the voting rights of certain series of the Preferred Stock:

         "RESOLVED that the Corporation is authorized to issue and sell from time to time, in one or more public offerings, securities in the form or forms of one or more of the following (all of which are referred to herein as "Securities"), subject to the preparation and filing with the SEC of the Registration Statement covering such Securities and effectiveness thereof under the 1933 Act: (i) one or more series of preferred or preference stock of the Corporation (such shares, which are designated as Preferred Stock and Preference Stock in the Corporation's Restated Certificate of Incorporation, as amended, being hereinafter collectively referred to as the "Preferred Stock") and other related securities, including without limitation depositary instruments evidencing interests in Preferred Stock ("Depositary Shares"); (ii) unsecured debentures, notes, or other evidences of indebtedness which, when issued, may rank on a parity with or be subordinated to all other unsecured and unsubordinated indebtedness of the Corporation (collectively, the "Debt Securities"); (iii) Securities directly or indirectly convertible into, or exchangeable for, and warrants (the "Stock Warrants") for the purchase, of Preferred Stock, Depositary Shares, common stock of the Corporation (including associated Preferred Stock purchase rights (the "Common Stock") or other capital securities of the Corporation; (iv) warrants for the purchase of Debt Securities ("Debt Warrants") (the Stock Warrants and Debt Warrants being collectively referred to herein as "Securities Warrants"); (v) shares of Common Stock issuable upon the conversion of or in exchange for Preferred Stock or Debt Securities, or upon the exercise of Stock Warrants; and (vi) other capital securities of the Corporation issuable in exchange for or upon conversion of Preferred Stock or Debt Securities, or upon the exercise of Stock Warrants (the Securities described in clauses (i), (iii), (v) and (vi) hereof, together with any Securities related thereto, are referred to collectively herein as "Equity Related Securities"), all of such Securities to be issuable pursuant to the Registration Statement in an aggregate dollar amount not to exceed $10,000,000,000 (the "Issuance Limit"), which Issuance Limit shall be determined (1) with respect to the issuance of Debt Securities, whether or not convertible into or exchangeable for other Securities, by reference to the original dollar offering price thereof upon issuance (or, if denominated in any other currency or currencies, by reference to the approximate equivalent value thereof in U.S. dollars, as determined by an Authorized Officer hereinafter referred to), provided, however, that the total principal amount of Debt Securities that may be issued from time to time shall not exceed the borrowing limits set forth in the January 26, 1999 Borrowing Limits Resolutions;
(2) with respect to the issuance of Preferred Stock or Depositary Shares, whether or not convertible into or exchangeable for other Securities, by reference to the original offering price thereof upon issuance; and (3) with respect to the issuance of Securities Warrants, by reference to the original offering price thereof upon issuance plus the aggregate exercise price (if any) of such Securities Warrants."

         "RESOLVED that the Securities Committee shall have and may exercise, subject to the Issuance Limit and these resolutions, the full powers of the Board to authorize the issuance of Equity Related Securities, to establish all terms and conditions and approve the form or forms of any agreements with respect thereto, to designate the officers and employees authorized to take such actions on behalf of the Corporation as the Securities Committee deems necessary or appropriate, and to take any and all other actions the Securities Committee deems necessary or appropriate in connection with Equity Related Securities; provided, however, that any shares of Preferred Stock thus authorized for issuance shall have the voting rights set forth in Appendix A to these resolutions."


                           "APPENDIX A - VOTING RIGHTS

         RESOLVED that no series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the "Shares of such series") shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this resolution.

         So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                  (a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

                  (b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption."

         2. The Securities Committee on ________________, ____, adopted the following resolution pursuant to the authority conferred upon the Securities Committee by the resolutions of the Board set forth in paragraph 1 above adopted pursuant to Section 141(c) of the General Corporation Law of the State of
Delaware:

         "RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Corporation is hereby authorized and the designation, preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, as amended, and those established by the resolutions of the Board adopted on April 27, 1999, are hereby fixed as follows:

            [CUMULATIVE] [NONCUMULATIVE] [CONVERTIBLE] [EXCHANGEABLE]
                    [PREFERRED] [PREFERENCE] STOCK, SERIES _

         1. Designation and Number of Shares. (a) The designation of the series of preferred stock, without par value, provided for herein shall be "[Cumulative] [Noncumulative] [Convertible] [Exchangeable] [Preferred] [Preference] Stock, Series __" (hereinafter referred to as the "Series _ Preferred Stock") and the number of authorized shares constituting the Series _

Preferred Stock is ____. The number of authorized shares of Series _ Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of Series _ Preferred Stock shall not be increased.

         (b) All shares of Series _ Preferred Stock purchased, redeemed, or converted by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series _ Preferred Stock.

         2. Dividends. (a) [Holders of shares of Series _ Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Corporation legally available for payment, an annual cash dividend of $___________ per share, payable quarterly on __________________, ________________, ____________________ and
___________________ of each year, commencing _______________, ____. Dividends on shares of the Series _ Preferred Stock will be cumulative from the date of initial issuance of such shares of Series _ Preferred Stock.] [The holders of shares of Series ___ Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board and shall be noncumulative.] Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the $______ annual rate. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months.

         (b) [(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to Series _ Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on shares of Series _ Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series _ Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with Series _ Preferred Stock, all dividends declared upon shares of Series _ Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with Series _ Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on Series _ Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series _ Preferred Stock and such other series of preferred stock bear to each other. Holders of shares of Series _ Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on Series _ Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series _ Preferred Stock which may be in arrears.]

         (ii) So long as any shares of Series _ Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, the common stock, par value $1-2/3 per share, of the Corporation (the "Common Stock") or any other stock ranking junior to Series _ Preferred Stock as to dividends and upon liquidation [and other than as provided in paragraph (b)(i) of this Section 2,] shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with Series _ Preferred Stock as to dividends or upon liquidation, nor shall the Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with Series _ Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series _ Preferred Stock as to dividends and upon liquidation), unless, in each case, the [declared but unpaid] [full cumulative] dividends on all outstanding shares of Series _ Preferred Stock shall have been paid or declared and set aside for payment of the then-current dividend payment period [and all past dividend payment periods].

         3. Optional Redemption. (a) The shares of Series _ Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of Series _ Preferred Stock shall not be redeemable prior to _____________, ____. Subject to the foregoing, shares of Series _ Preferred Stock are redeemable at the following redemption prices per share (expressed as a percentage of the liquidation preference thereof), if redeemed during the 12-month period beginning in the year indicated:

                  Year     Price   Year     Price
                  ----     -----   ----     -----

                               %                %



and 100% if redeemed on or after ______, ____, in each case together with an amount equal to all dividends [declared but unpaid] [(whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption].

         (b) If fewer than all of the outstanding shares of Series _ Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board and such shares shall be redeemed pro rata from the holders of shares of Series _ Preferred Stock in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares).

         (c) If the Corporation shall redeem shares of Series _ Preferred Stock, notice of such redemption shall be mailed or caused to be mailed by the Corporation by first class mail, postage prepaid, to each holder of the shares to be redeemed, at such holder's address as the same appears on the stock books of the Corporation. Such notice shall be so mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. Each such notice shall state (i) the redemption date, (ii) the number of shares of Series _ Preferred Stock to be redeemed, (iii) the redemption price, (iv) the place or places where certificates for such shares of Series _ Preferred Stock are to be surrendered for payment of the redemption price, [and] [(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date] [, and (vi) the date upon which the holder's conversion rights (as hereinafter defined) as to such shares terminate]. If fewer than all shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

         [(d) Notwithstanding the foregoing provisions of subsection (a) of this
Section 3, if any dividends on shares of Series _ Preferred Stock are in arrears, no shares of Series _ Preferred Stock shall be redeemed unless all outstanding shares of Series _ Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series _ Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series _ Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series _ Preferred Stock.]

         (e) If notice of redemption has been given under subsection (c) of this
Section 3, from and after the redemption date for the shares of Series _ Preferred Stock called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption), [dividends on the shares of Series _ Preferred Stock so called for redemption shall cease to accrue and] such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board or a duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         [4. Conversion. (a) Subject to and upon compliance with the provisions of this Section 4, each holder of Series _ Preferred Stock shall have the right, at each such holder's option, at any time, to convert any or all of the shares of Series _ Preferred Stock held by each such holder into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided for under subsection (c) of this Section 4, to the nearest 1/100 of a share of Common Stock, with 1/200 of a share of Common Stock being rounded upward) obtained by dividing the liquidation preference of a share of Series _ Preferred Stock by the Conversion

Price (as defined below) and multiplying such resulting number by the number of shares of Series _ Preferred Stock to be converted, and by surrender of such shares of Series _ Preferred Stock so to be converted, such surrender to be made in the manner provided in subsection (b) of this Section 4; provided, however, that the right to convert shares called for redemption pursuant to Section 3 shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

         The term "Applicable Price" means (i) in the event of a Fundamental Change (as hereinafter defined) in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the reported last sale prices for one share of the Common Stock (determined as set forth in paragraph (d)(v) of this Section 4) during the ten Trading Days (as defined in paragraph (d)(v) of this Section 4) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property, or other assets in connection with such Fundamental Change, or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property, or other assets.

         For purposes of this Section 4, the term "Common Stock" shall mean the Common Stock of the Corporation as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time, except that for purposes of subsection (e) of this Section 4, the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

         The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% (by value as determined in good faith by the Board) of the consideration received by holders of Common Stock consists of common stock that, for the ten Trading Days (as defined in paragraph (d)(v) of this Section
4) prior to such Fundamental Change, has been admitted for listing on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

         The term "Conversion Price" shall mean $_____, as adjusted in accordance with the provisions of this Section 4.

         The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, cash, securities, property, or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise). In the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property, or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property, or other assets.

         The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

         The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the reported last sale prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change (determined as set forth in paragraph (d)(v) of this Section 4 as if such paragraph were applicable to such common stock) during the ten Trading Days (as defined in paragraph (d)(v) of this Section 4) prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

         The term "Reference Market Price" shall initially mean $_______, and, in the event of any adjustment to the Conversion Price pursuant to paragraphs
(d)(i), (d)(ii), (d)(iii), or (d)(iv) of this Section 4, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $_______ to the Conversion Price set forth in this Certificate of Designations (without regard to any adjustment thereto).

         (b) In order to exercise the conversion privilege, the holder of each share of Series _ Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Series _ Preferred Stock in South St. Paul, Minnesota, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of such certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series _ Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax.

         The holders of shares of Series _ Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date, notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of Series _ Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series _ Preferred Stock on a dividend payment record date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of Series _ Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series _ Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after the surrender of the certificates for shares of Series _ Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at the office of the conversion agent to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (c) of this Section 4.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series _ Preferred Stock shall have been surrendered and such notice (and, if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Corporation. All shares of Common Stock delivered upon conversion of the Series _ Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

         (c) In connection with the conversion of any shares of Series _ Preferred Stock, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Series _ Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series _ Preferred Stock or a fraction thereof, the Corporation shall pay to the holder of such share of Series _ Preferred Stock or fraction thereof an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the reported last sale price (as defined in paragraph (d)(v) of this Section 4) of the Common Stock on the Trading Day (as defined in paragraph (d)(v) of this Section 4) next preceding the day of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of Series _ Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate liquidation preference of the shares of Series _ Preferred Stock so surrendered.

         (d) The Conversion Price shall be adjusted from time to time as follows:

                  (i) In case the Corporation shall (x) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares, or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of Series _ Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the record date in the case of a dividend, except as provided in paragraph (viii) below, and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (ii) [Except for [list exempted issuances] in] [In] case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this paragraph
         (ii) in paragraph (v) below), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in paragraph (viii) below, after such record date. In determining whether any rights or warrants entitle the holders of the Series _ Preferred Stock to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board.

                  (iii) In case the Corporation shall distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in paragraph (ii) above) (any of the foregoing being hereinafter in this paragraph (iii) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the Series _ Preferred Stock upon the conversion of the shares of Series _ Preferred Stock so that any such holder converting shares of Series _ Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of Series _ Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (as defined for purposes of this paragraph (iii) in paragraph (v) below) of the Common Stock on the record date mentioned above less the then fair market value (as determined by the Board, whose determination shall, if made in good faith, be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in paragraph (v) below) of the Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in paragraph (v) below) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series _ Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such share of Series _ Preferred Stock immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately, except as provided in paragraph (viii) below, after the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) If, pursuant to paragraph (ii) or (iii) above, the Conversion Price at which a share of Series _ Preferred Stock is convertible shall have been adjusted because the Corporation has declared a dividend or made a distribution on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Corporation, or the Corporation has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Conversion Price shall forthwith be adjusted to equal the Conversion Price that would have applied had such right or warrant never been declared, distributed, or issued.

                  (v) For the purpose of any computation under paragraph (ii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sale prices for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. For the purpose of any computation under paragraph (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sale price for each day (whether for purposes of paragraph (ii) or paragraph (iii)) shall be the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof. As used herein, the term "Trading Day" with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that adjustment shall be required and made in accordance with the provisions of this Section 4 (other than this paragraph (vi)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Stock. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be, with one-half cent and 1/200 of a share, respectively, being rounded upward. Anything in this subsection (d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this subsection (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                  (vii) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with any conversion agent an officers' certificate, signed by the Chairman, the President or any Executive Vice President, and by the Treasurer, an Assistant

         Treasurer, the Secretary, or an Assistant Secretary of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of shares of Series _ Preferred Stock at their addresses as shown on the stock books of the Corporation.

                  (viii) In any case in which this subsection (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (y) issuing to the holder of any share of Series _ Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to subsection (c) of this Section 4.

         (e) If:

                  (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

                  (ii) [except for [list exempted issuances]], the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class of capital stock of the Corporation or any other rights or warrants; or

                  (iii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation as an entirety or any Fundamental Change; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation,

then the Corporation shall cause to be filed with the conversion agent and shall cause to be mailed to the holders of shares of the Series _ Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (y) the date on which a record is to be taken for the purpose of such dividend, distribution, or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined, or (z) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, Fundamental Change, dissolution, liquidation, or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, Fundamental Change, dissolution, liquidation, or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subsection (h) of this Section 4 or in paragraph (d)(i)[, (d)(ii), (d)(iii),] or (d)(iv) of this Section 4.

         (f) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series _ Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series _ Preferred Stock not theretofore converted. For purposes of this subsection (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series _ Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         Before taking any action which would cause any adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series _ Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

         The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series _ Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series _ Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series _ Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series _ Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (h) Notwithstanding any other provision herein to the contrary, if any of the following events occur, namely (w) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (x) any consolidation, merger, or combination of the Corporation with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities, or other property or assets (including cash) with respect to or in exchange for such Common Stock, (y) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities, or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (z) any Fundamental Change (including any event referred to in the foregoing clauses (w), (x), or (y) that constitutes a Fundamental Change), then appropriate provision shall be made so that the holder of each share of Series _ Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of the shares of stock and other securities or property or assets (including cash) that would have been receivable upon such reclassification, change, consolidation, merger, combination, sale, conveyance, or Fundamental Change by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series _ Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale, conveyance, or Fundamental Change; provided, however, that, if the event referred to in clauses (w) through (z) above constitutes a Non-Stock Fundamental Change, each holder of Series _ Preferred Stock shall be entitled, upon conversion thereof, to receive such amount of shares of stock, other securities, or property or assets (including cash) as is determined by the number of shares of Common Stock receivable upon conversion at the Conversion Price as adjusted in accordance with clause (i) of the following paragraph of this subsection (h); and provided, further, that, if the event referred to in clauses (w) through (z) above constitutes a Common Stock Fundamental Change, the foregoing provisions of this subsection (h) shall not apply, but each holder of Series _ Preferred Stock shall be entitled, upon conversion thereof at any time following such Common Stock Fundamental Change, to receive such number of shares of common stock of the successor or acquiring entity as is determined by use of the Conversion Price as adjusted in accordance with clause (ii) of the following paragraph of this subsection (h). The adjustments described in this subsection (h) shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 4. If, in the case of any such consolidation, merger, combination, sale, conveyance, or Fundamental Change, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock include shares of stock, securities, or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, sale, conveyance, or Fundamental Change, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of Series _ Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board shall reasonably consider necessary by reason of the foregoing.

         For purposes of calculating any adjustment to be made in connection with the occurrence of a Fundamental Change:

         (i) in the case of a Non-Stock Fundamental Change, the Conversion Price shall be deemed to be the lower of (1) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change and (2) the product of
(a) the greater of the Applicable Price and the Reference Market Price and (b) a fraction, the numerator of which is $______ and the denominator of which is the amount at which one share of Series _ Preferred Stock would be redeemed by the Corporation if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being the sum of (x) the product of the percentage (expressed as a decimal) set forth in the table in Section 3 above or, for the period commencing ___________________, ____, and ending ________________, ____, the 12-month period commencing ___________________, ____, the 12-month period commencing ___________________, ____, and the 12-month period commencing ___________________, ____, ____%, ____%, ____%, and ____%, respectively, and
$______, and (y) any [then-declared] [then-accrued and then-accumulated] and unpaid dividends on the Series _ Preferred Stock); provided, however, that if there were [then-declared] [accrued or accumulated] and unpaid dividends with respect to the Series _ Preferred Stock at the time of such Non-Stock Fundamental Change ("Passed Dividends") and if, thereafter, all (or any portion) of such Passed Dividends are paid by the Corporation, then the Conversion Price to be used in determining the amount of consideration to which holders of Series _ Preferred Stock who have not converted their shares of Series _ Preferred Stock shall be entitled upon conversion thereof shall be deemed to be the Conversion Price that would have been used in making such determination if all (or such portion) of such Passed Dividends had not been [accrued or accumulated and] [declared but] unpaid at such time; and

         (ii) in the case of a Common Stock Fundamental Change, the Conversion Price of the shares of Series _ Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for [common stock of the successor, acquiror, or other third party], the Conversion Price of the shares of Series _ Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.]

         [6. Exchange. (a) The Corporation may at its option exchange all, but not less than all, of the then outstanding shares of Series __ Preferred Stock into the Corporation's ________________________ (the "Exchange Debentures") on any dividend payment date, provided that (i) on the date of such exchange such exchange is permitted by the terms of the Indenture dated as of ______________________ (the "Indenture") between the Corporation and
______________________________, as trustee (the "Trustee"), (ii) either (x) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act") prior to such exchange and shall continue to be in effect on the Exchange Date (as defined below) or (y) (1) the Corporation shall have obtained (and delivered to the Trustee) a written opinion of counsel reasonably acceptable to the Trustee that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each holder of Exchange Debentures that is not an Affiliate (as defined under the Securities Act) of the Corporation will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (2) such exemption is relied upon by the Corporation for such exchange; and (iv) the Corporation shall have delivered to the Trustee a written opinion of counsel reasonably acceptable to the Trustee, dated the Exchange Date, subject to customary exceptions and qualifications, regarding the satisfaction of the conditions set forth in clauses (i) and (ii) and including language substantially to the effect set forth in Section 6(b) hereof, provided that in rendering such opinion such counsel may rely, as to matters of fact, on an Officers' Certificate (as defined under the Indenture). In the event that the issuance of the Exchange Debentures is not permitted on the date of exchange or any of the conditions set forth in clauses (i) through (iv) of the preceding sentence are not satisfied on the Exchange Date, the Corporation shall use its reasonable best efforts to satisfy such conditions and effect such exchange as soon as practicable.

         (b) The opinion of counsel referenced in Section 6(a)(iv) hereof shall include language substantially to the following effect:

                  (i) The Exchange Debentures have been duly authorized by the Corporation and, when executed, authenticated and delivered in accordance with the provisions of the Indenture, will be valid and binding obligations of the Corporation, enforceable against the Corporation, in accordance with their terms, except as the same may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to stockholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

                  (ii) The Indenture has been duly authorized, executed and delivered by the Corporation, and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as the same may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to stockholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         (c) To exchange the Series __ Preferred Stock for Exchange Debentures, the Corporation shall send a written notice (the "Exchange Notice") of exchange by mail to each holder of shares of Series __ Preferred Stock, which notice shall state (i) that the Corporation is exercising its option to exchange the Series __ Preferred Stock for Exchange Debentures pursuant to this Certificate of Designation, (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed, (iii) that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series
__ Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, the certificate or certificates representing the shares of Series __ Preferred Stock to be exchanged (duly endorsed or assigned for transfer); (iv) [that dividends on the shares of Series __ Preferred Stock to be exchanged shall cease to accrue on the Exchange Date, and] that holders of Series __ Preferred Stock shall cease to have any further rights with respect to such shares (other than the right to receive Exchange Debentures), whether or not certificates for shares of Series __ Preferred Stock are surrendered for exchange on the Exchange Date unless the Corporation shall default in the delivery of Exchange Debentures; and (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Series __ Preferred Stock are surrendered for exchange on the Exchange Date; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Series __ Preferred Stock to be exchanged except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. On the Exchange Date, if the conditions set forth in Section 6(a)(i) through 6(a)(iv) are satisfied, the Corporation shall issue Exchange Debentures in exchange for the Series __ Preferred Stock as provided in Section 6(d).

         (d) On the Exchange Date, holders of outstanding shares of Series __ Preferred Stock will be entitled to receive a principal amount of Exchange Debentures equal to the liquidation preference per share, plus an amount in cash equal to all [accumulated] [declared] and unpaid dividends [(including an amount equal to a prorated dividend for the period from the dividend payment date immediately prior to the Exchange Date to the Exchange Date)]. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Series __ Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Series __ Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which his or her shares of Series __ Preferred Stock entitle him or her, provided that the Corporation may, at its option, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the Exchange Date, [dividends will cease to accumulate on the outstanding shares of Series __ Preferred Stock, and] all rights of the holders of Series __ Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the [accumulated] [declared] and unpaid dividends to the Exchange Date and if the Corporation so elects, cash in lieu of any Exchange Debenture that is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for any purposes as the registered holder of such Exchange Debentures.

         (e) On or before the Exchange Date, each Holder of Series __ Preferred Stock shall surrender the certificate or certificates representing such shares of Series __ Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Series __ Preferred Stock so exchanged (duly endorsed or assigned for transfer), such shares shall be exchanged by the Corporation into Exchange Debentures. The Corporation shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date. Subject to the satisfaction of the conditions set forth in clauses (i) through (iv) of Section 6(a), if notice has been mailed as aforesaid, and if before the Exchange Date (i) the Indenture shall have been duly executed and delivered by the Corporation and the Trustee and (ii) all Exchange Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the holders of shares of the Series __ Preferred Stock as stockholders of the Corporation shall cease (except the right to receive Exchange Debentures), and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the date of exchange without any further action of the holders of Series __ Preferred Stock.]

         7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Corporation, the holders of the shares of Series _ Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to Series _ Preferred Stock upon liquidation, the amount of $______ per share, plus a sum equal to all dividends [(whether or not earned or declared)] on such shares [declared] [accrued] and unpaid thereon to the date of final distribution.

         (b) Neither the sale of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this
Section 6.

         (c) After the payment to the holders of the shares of Series _ Preferred Stock of the full preferential amounts provided for in this Section 6, the holders of Series _ Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

         (d) In the event the assets of the Corporation available for distribution to the holders of shares of Series _ Preferred Stock upon any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to subsection (a) of this Section 6, no such distribution shall be made on account of any shares of any other series of preferred stock or

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

other capital stock of the Corporation ranking on a parity with the shares of Series _ Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series _ Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

         (e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of Series _ Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Corporation, after payment shall have been made in full to the holders of the shares of Series _ Preferred Stock as provided in this Section 6, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of Series _ Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of Series _ Preferred Stock shall not be entitled to share therein.

         8. Ranking. For the purposes of this resolution, any stock of any series or class or classes of the Corporation shall be deemed to rank:

         (a) prior to the shares of Series _ Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series _ Preferred Stock;

         (b) on a parity with shares of Series _ Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of Series _ Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series _ Preferred Stock; and

         (c) junior to shares of Series _ Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of Series _ Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

         9. Priority of Series Preferred Stock. The shares of Series _ Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Corporation's [Cumulative Tracking Preferred Stock, 1995 ESOP Cumulative Convertible Preferred Stock, 1996 ESOP Cumulative Convertible Preferred Stock, 1997 ESOP Cumulative Convertible Preferred Stock, 1998 ESOP Cumulative Convertible

Preferred Stock, 1999 ESOP Cumulative Convertible Preferred Stock, Adjustable Rate, Cumulative Convertible Preferred Stock, Series B and Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H]. The Series _ Preferred Stock will rank prior, both as to payment of dividends and the distribution of assets upon liquidation, to the Common Stock and the Corporation's [Series C Junior Participating Preferred Stock]."

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

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by ____________________, its ____________________, and
attested by ____________________, its ____________________, whereby such
______________ affirms, under penalties of perjury, that this Certificate of Designations is the act and deed of the Corporation and that the facts stated herein are true, this ____ day of __________, ____.

                                        WELLS FARGO & COMPANY



                                        By______________________________________
                                                   [Name and Office]


Attest:


______________________________________
           [Name and Office]

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